Consent of Independent Certified Public Accountant

         I consent to the use in this Registration Statement on Form SB-2 of my report dated June 30, 2001, relating to the financial statements of Effective Sport Nutrition Corporation, and to the reference to my firm under the caption "Experts" in the Prospectus.


                                          /s/ Quintanilla

                                          A Professional Accountancy Corporation
                                          Laguna Niguel, California

                                          July 17, 2001